U.S. Securities and Exchange Commission
Washington, D.C.
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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SFSB, INC.
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SFSB, INC.
1614 Churchville Road
Bel Air, Maryland 21015
(443) 265-5570

April 16, 2007

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of SFSB, Inc. The Annual Meeting will be held in Slavie Federal Savings Bank’s (the “Bank”) Community Room located at 1614 Churchville Road, Bel Air, Maryland 21015, at 4:00 p.m., local time, on May 17, 2007.

The enclosed Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement describe the formal business to be transacted. Our directors and officers will be present at the Annual Meeting to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of Beard Miller Company LLP as independent auditors of SFSB, Inc. and any other business that properly comes before the Annual Meeting.

The Board of Directors of SFSB, Inc. has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interest of SFSB, Inc. and its stockholders. The Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares you own.

BY ORDER OF THE BOARD OF DIRECTORS Philip E. Logan President, Chief Executive Officer and Chairman of the Board

SFSB, INC.
1614 Churchville Road
Bel Air, Maryland 21015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007, AT 4:00 P.M.

The Annual Meeting of Stockholders of SFSB, Inc., a federally chartered mid-tier stock holding company, will be held on May 17, 2007, at 4:00 p.m., local time, in Slavie Federal Savings Bank’s Community Room located at 1614 Churchville Road, Bel Air, Maryland 21015 for the following purposes:

1.	To elect two directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2010, and until their successors are duly elected and qualified.

2.	To ratify the appointment of Beard Miller Company LLP as independent public accountants to audit the financial statements of SFSB, Inc. for 2007.

3.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 6, 2007 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to SFSB, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person.

You are cordially invited to attend the meeting in person.

By Order of the Board of Directors, Charles E. Wagner, Jr., Secretary

Bel Air, Maryland
April 16, 2007

SFSB, INC.
1614 Churchville Road
Bel Air, Maryland 21015

PROXY STATEMENT

Annual Meeting of Stockholders to be held on
May 17, 2007 at 4:00 P.M.

INTRODUCTION

This Proxy Statement is furnished on or about April 16, 2007 to stockholders of SFSB, Inc. in connection with the solicitation of proxies by SFSB, Inc.’s Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice (the “Annual Meeting”) or any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

This proxy material is being sent to SFSB, Inc.’s stockholders on or about April 16, 2007. SFSB, Inc.’s Annual Report, including financial statements for the year ended December 31, 2006, is being mailed to all stockholders with this proxy material.

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of SFSB, Inc. The Board of Directors selected Mr. Robert M. Stahl IV and Mr. J. Benson Brown or either of them, to act as proxies with full power of substitution at the Annual Meeting. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to SFSB, Inc., by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, SFSB, Inc., 1614 Churchville Road, Bel Air, Maryland 21015, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

In addition to solicitation by mail, officers and directors of SFSB, Inc. may solicit proxies personally or by telephone. SFSB, Inc. will not specifically compensate these persons for soliciting such proxies. SFSB, Inc. will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. SFSB, Inc. will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of SFSB, Inc. registered in the name of nominees.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on April 6, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,907,759 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting is required to elect the director nominees. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Beard Miller Company LLP as our independent public accountants. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote.

All proxies will be voted as directed on the proxy form by the stockholder. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which case it will be voted in accordance with such instructions):

FOR the nominees for directors named below.

FOR ratification of the appointment of Beard Miller Company LLP as independent public accountants for 2007.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Because Slavie Bancorp, MHC, a federally-chartered mutual holding company, owns 56.3% of SFSB, Inc.’s outstanding common stock, the votes cast by Slavie Bancorp, MHC will be determinative in the voting on the matters to be presented to the Annual Meeting.

IT IS ANTICIPATED THAT SLAVIE BANCORP, MHC WILL VOTE ITS SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP.

PARTICIPANTS IN THE SLAVIE FEDERAL SAVINGS BANK ESOP

If you participate in the Slavie Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form for the plan that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of SFSB, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in a manner determined by the ESOP trustee. The deadline for returning your voting instructions to the ESOP trustee is May 16, 2007.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information with respect to the beneficial ownership of SFSB, Inc.’s common stock as of April 6, 2007 by each director, by its executive officers named in the Summary Compensation Table and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe owns in excess of 5% of the outstanding shares of common stock. The table includes options beneficially owned by these persons and exercisable within 60 days of April 6, 2007. Unless otherwise noted below, we believe that each person named in the table has or will have sole voting and sole investment power with respect to each of the securities reported as beneficially owned by such person. We have also included information regarding the shares owned by our employee stock ownership plan.

Name and Address of Beneficial Owner(1)	Amount of Common Stock Beneficially Owned (2)(3)	Percentage of Class Owned
J. Benson Brown(4)	8,416	0.29%
Thomas J. Drechsler(5)	7,916	0.27
Philip E. Logan	19,356	0.67
Robert M. Stahl, IV	2,916	0.10
Charles E. Wagner, Jr.(6)	15,790	0.54
James D. Wise	2,916	0.10
Sophie Torin Wittelsberger	7,169	0.25

All directors & executive officers	64,479	2.22%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor, New York, N.Y. 10017(7)	242,800	8.35%

Slavie Bancorp, MHC(8)	1,636,594	56.25%
Slavie Federal Savings Bank Employee Stock Ownership Plan Trust	116,630	4.01%

(1)	Unless otherwise indicated, the address of each person listed in the foregoing table is the address of SFSB, Inc.
(2)
Includes shares of unvested restricted stock as part of the SFSB, Inc. 2005 Recognition and Retention Plan with respect to which individuals have voting but not investment power as follows: Messrs. Brown, Drechsler, Stahl and Wise - 2,333 shares each, Mr. Logan - 9,332 shares, Mr. Wagner - 6,999 shares and Mrs. Wittelsberger - 4,666 shares. All restricted stock awards vest in five equal annual installments commencing one year from the date of grant, which was August 23, 2005.

(3)
Includes shares allocated to the account of individuals under the Slavie Federal Savings Bank Employee Stock Ownership Plan (“ESOP”) with respect to which individuals have voting but not investment power as follows: Mr. Logan - 2,692 shares, Mr. Wagner - 2,042 shares and Mrs. Wittelsberger - 1,337 shares.

(4)	Includes 3,000 shares owned by an individual retirement account.
(5)	Includes 5,000 shares held jointly with his spouse, over which Mr. Drechsler has shared voting and investment power.
(6)	Includes 5,000 shares held jointly with his spouse, over which Mr. Wagner has shared voting and investment power.
(7)	This information is based on a Schedule 13G filed with the Securities Exchange Commission by Third Avenue Management LLC on February 14, 2007.
(8)	SFSB, Inc.’s executive officers and directors are also executive officers and directors of Slavie Bancorp, MHC.

PROPOSAL I
ELECTION OF DIRECTORS

The Board of Directors currently has six directors, divided into three classes - Class A, Class B and Class C.

As part of the reorganization into a mutual holding company structure in December 2004, the directors of SFSB, Inc., were each initially placed into one of the three classes of directors, with a term of office expiring at the 2005 annual meeting (for the Class A directors), the 2006 annual meeting (for the Class B directors), or the 2007 annual meeting (for the Class C directors). After this initial phase-in period, the directors in each class will be elected to serve for a three year term and until their respective successors are duly elected and qualified. The Class A directors were elected in May 2005 for a term to expire at the 2008 annual meeting. The Class B directors were elected in May 2006 for a term to expire at the 2009 annual meeting.

All of the members of SFSB, Inc.’s Board of Directors have served since the incorporation of SFSB, Inc. in December 2004.

The Board of Directors is recommending the election of Thomas J. Drechsler and Charles E. Wagner, Jr. as Class C directors for a term ending at the 2010 annual meeting of stockholders. Both of the nominees are currently directors of SFSB, Inc. and both nominees have consented to serve as a director, if elected. The directors whose terms are not expiring will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

The proxies solicited hereby, unless directed to the contrary, will be voted “For” the election as directors of both nominees named below. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.

Information regarding the nominees and the directors who will continue to serve unexpired terms, and certain information relating to them, follows.

Nominees for election to the Board of Directors for a three-year term expiring in 2010:

The Board of Directors recommends that stockholders vote “FOR” the election of both nominees.

Thomas J. Drechsler, 46, is a practicing attorney and, since January 2004, a principal of Kearney, Drechsler & Awalt, LLC, a Towson, Maryland based law firm. Prior to 2004, Mr. Drechsler was a principal in the law firm of Carson, Jones-Bateman & Drechsler, P.A. Since May 2002, Mr. Drechsler also has served as a manager of Universal Settlements, LLC, a title company. From January 2000 to May 2002, Mr. Drechsler was the owner of Juris Title Company.

Charles E. Wagner, Jr., 52, is the Executive Vice President, Chief Lending Officer and Secretary of Slavie Federal Savings Bank. He has served in that capacity since January 2001. From 1987 to December 2000, Mr. Wagner was a Vice President and mortgage officer for Slavie Federal Savings Bank. Prior to 1987, Mr. Wagner served Slavie Federal Savings Bank in a variety of other capacities.

Continuing Directors:

The directors whose terms are not expiring at the Annual Meeting are as follows:

Term Expiring at 2008 Annual Meeting

Philip E. Logan, 53, is the President, Chief Executive Officer and Chairman of the Board of Slavie Federal Savings Bank. He has served in that capacity since January 2001. From 1987 to December 2000, Mr. Logan was Executive Vice President of Slavie Federal Savings Bank. Prior to 1987, Mr. Logan served Slavie Federal Savings Bank in a variety of other capacities.

Robert M. Stahl IV, 45, is a practicing attorney and a certified public accountant. Since January 2004, Mr. Stahl has been a principal of the Law Offices of Robert M. Stahl. From 1998 to 2003, Mr. Stahl was president and a principal of Robert M. Stahl & Associates, P.C.

Term Expiring at 2009 Annual Meeting

J. Benson Brown, 43, is a principal of JB Brown Associates, a real estate consulting firm, and he has served in that capacity since April 1990. Since May 2001, Mr. Brown also has been employed by iCVn Inc., a Maryland based business involved in the development of cash/check tracing technology for combating currency/check related crimes. From May 2001 to October 2002, Mr. Brown served as the Chief Financial Officer of iCVn Inc.

James D. Wise, 46, is a principal of Ronald Blue & Co., LLC, a fee only financial and investment consulting firm, and has served in that capacity since January 2002. Prior to 2002, Mr. Wise had served in a variety of capacities at Ronald Blue & Co., LLC, including as a managing director, client manager and financial planner.

The Board of Directors has determined that Messrs. Stahl and Wise are “independent” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC, assuming the rules and listing standards of the NASDAQ Stock Market LLC were applicable to SFSB, Inc. There were no transactions, relationships or arrangements between the directors determined to be independent and SFSB, Inc. or the Bank that are not disclosed under “Certain Relationships and Related Transactions” below.

BOARD MEETINGS AND COMMITTEES

SFSB, Inc.’s Board of Directors meets for regular meetings twice each month and for such special meetings as circumstances may require. The Board of Directors of SFSB, Inc. met 25 times during 2006.

The Board of Directors of the Bank meets twice each month. The Board of Directors also holds quarterly meetings, an annual meeting and on an as needed basis, special meetings. The Board of Directors of the Bank met 25 times during 2006, 11 of which were also simultaneous meetings of the Board of Directors of SFSB, Inc. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of SFSB, Inc. and Slavie Federal Savings Bank, for which he was a member during 2006.

The Board of Directors of SFSB, Inc. has standing Audit, Nominating and Compensation Committees. The Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Compensation Committee, Loan/Loan Review Committee and Nominating Committee. The members of SFSB, Inc.’s and the Bank’s Audit, Compensation and Nominating Committees are the same, and these committees typically hold joint meetings.

SFSB, Inc.’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of SFSB, Inc.’s stockholders. All members of the Board of Directors of SFSB, Inc. attended the 2006 annual meeting.

Audit Committee

SFSB, Inc.’s and the Bank’s Audit Committee members are Messrs. Stahl and Wise. The Board of Directors has determined that each of these individuals is independent, as defined under the rules and regulations of the Securities and Exchange Commission and the applicable rules and listing standards of the NASDAQ Stock Market LLC, assuming the rules and listing standards of the NASDAQ Stock Market LLC were applicable to SFSB, Inc. In addition, the Board of Directors has determined that Mr. Stahl is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee of SFSB, Inc. held nine meetings in 2006 and the Audit Committee of the Bank held one meeting in 2006 which was held simultaneously with a meeting of the Audit Committee of SFSB, Inc. The Audit Committee’s primary responsibilities are to assist the Board of Directors by monitoring (i) the integrity of SFSB, Inc.’s financial statements; (ii) the independent auditors’ qualifications and independence; (iii) the performance of SFSB, Inc.’s and its subsidiaries’ independent auditors; (iv) SFSB, Inc.’s system of internal controls; (v) SFSB, Inc.’s financial reporting and system of disclosure controls; and (vi) SFSB, Inc.’s compliance with legal and regulatory requirements.

In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding SFSB, Inc.’s accounting and auditing matters. Pursuant to procedures adopted by SFSB, Inc., any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

The Audit Committee has adopted a written charter, a copy of which is available in the investor relations section of the Bank’s website at www.slavie.com.

Nominating Committee

SFSB, Inc.’s and the Bank’s Nominating Committee members are Messrs. Brown, Logan, Stahl, and Wise. The Board of Directors has determined that Mr. Stahl is independent, as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC, assuming the rules and listing standards of the NASDAQ Stock Market LLC were applicable to SFSB, Inc. The Nominating Committee has adopted a written charter, a copy of which is available in the investor relations section of the Bank’s website at www.slavie.com. The Nominating Committee charter provides that the members of the Nominating Committee shall be those members of the Board of Directors whose terms are not subject to expire at the next annual meeting of stockholders.

The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors, and identifies and evaluates candidates for membership to the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of SFSB, Inc. at 1614 Churchville Road, Bel Air, Maryland 21015. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and a current list of board memberships for the Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

The Nominating Committee evaluates nominees for directorship recommended by security holders in the same manner in which it evaluates any nominees for directorship. Minimum qualifications include high moral character, mature judgment, familiarity with SFSB, Inc.’s business and industry, independence of thought and ability to work collegially.

In addition to candidates recommended by stockholders, the Nominating Committee identifies potential candidates through various methods, including but not limited to, recommendations from existing directors, customers and employees. In identifying and evaluating candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate. These factors may include, without limitation: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including, if determined by the Committee to be appropriate, expertise that could qualify a director as an audit committee “financial expert,” as that term is defined by the rules of he Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including high moral character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The selection process for new members of the Board of Directors is as follows: (1) the Board of Directors identifies a need to add a new member with specific qualifications or to fill a vacancy on the board, (2) the Committee Chair or other designated Committee member initiates a search seeking input from the Board of Directors and the Company’s management, and may hire a search firm, if necessary, (3) a candidate or slate of candidates that satisfy specific criteria and/or otherwise qualify for membership on the Board, based on the factors described above, are identified and presented to the Committee, and (4) the Chairman of the Board, the Company’s CEO and all or at least one member of the Committee interviews the prospective candidate(s). The Nominating Committee Chair keeps the full Board of Directors informally informed of the progress, and (5) the Committee meets to consider and approve the final candidate(s) (and conduct additional interviews, if deemed necessary) or recommends a candidate(s) to the full Board of Directors.

Compensation Committee

SFSB, Inc. and the Bank’s Compensation Committee members are Messrs. Brown, Drechsler, Stahl and Wise - the non-employee directors of the Bank. The Board of Directors has determined that Messrs. Stahl and Wise are independent, as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC, assuming the rules and listing standards of the NASDAQ Stock Market LLC were applicable to SFSB, Inc. The Compensation Committee is in the process of finalizing a written charter but it has not been adopted by the Board of Directors; a copy of the charter will be available in the investor relations section of the Bank’s website at www.slavie.com after its adoption. The Compensation Committee of SFSB, Inc. held no meetings in 2006 and the Compensation Committee of the Bank held four meetings in 2006.

The Compensation Committee evaluates the performance of executive management, approves performance objectives for executive management and determines executive management’s compensation. The Compensation Committee also reviews current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. The Compensation Committee also determines the compensation to be paid to the Board of Directors. Each year by the first Monday of December, the president submits salary recommendations for executive management, including himself, to the Compensation Committee for the following year, based on peer report data and the attainment of executive management’s goals and objectives. The Compensation Committee makes the final determination in setting salaries for executive management.

DIRECTOR COMPENSATION

The following table discloses all fees and other payments to each director for the fiscal year ended December 31, 2006.

Name	Fees Paid in Cash	Restricted Stock Awards (2)(5)	Stock Option Awards (3)(5)	All Other Compensation (4)	Total

J. Benson Brown	$21,775	$5,482	$3,687	$3,575	$34,519
Thomas J. Drechsler	21,075	5,482	3,687	-	30,244
Philip E. Logan (1)	-	-	-	-	-
Robert M. Stahl, IV	23,275	5,482	3,687	-	32,444
Charles E. Wagner, Jr. (1)	-	-	-	-	-
James D. Wise	23,375	5,482	3,687	-	32,544

(1)	Compensation paid to directors, who are executive officers of SFSB, Inc. and Slavie Federal Savings Bank, is included in the Summary Compensation Table below.
(2)	All awards vest in five equal annual installments beginning one year from the date of grant, which was August 23, 2005.

(3)
All options have an exercise price of $9.15, the fair market value of our common stock on the date of grant, which was August 1, 2005. All options vest in five equal annual installments beginning one year from the date of grant.

(4)	Consists of consulting fees associated with real estate services.
(5)
During 2005, the Company granted stock options covering 102,061 shares of common stock to certain employees and directors of the Company. The options were granted at the then fair market value of $9.15 per share, vest over five years and expire 10 years from the date of grant. The company estimated the grant date fair value of each option awarded in fiscal 2005 using the Black-Scholes Option-Pricing model with the following assumptions: dividend yield 0%, risk-free rate interest rate of 4.22%, and expected lives of 7 years. The assumption for the expected volatility was 11.42%. The estimated fair value of each option granted was computed to be $2.53. During the same year, the Company granted 40,824 shares of restricted stock to certain employees and directors of the Company, with a fair market value of $9.40 per share.

The following table provides information about our directors’ outstanding option and stock awards as of December 31, 2006. The amounts shown were granted in 2005 pursuant to the SFSB, Inc. 2005 Stock Option Plan and the SFSB, Inc. 2005 Recognition and Retention Plan:

	Option Awards			Stock Awards
Name	Number of Unexercis-able Options	Option Exercise Price	Option Expira-tion Date	Number of Restricted Stock Awards not Vested	Market Value of Shares not Vested

J. Benson Brown	5,832	$9.15	08/01/2015	2,333	$22,397
Thomas J. Drechsler	5,832	9.15	08/01/2015	2,333	22,397
Philip E. Logan(1)	-	-	-	-	-
Robert M. Stahl, IV	5,832	9.15	08/01/2015	2,333	22,397
Charles E. Wagner, Jr.(1)	-	-	-	-	-
James D. Wise	5,832	9.15	08/01/2015	2,333	22,397

(1)	Options and awards granted to directors, who are executive officers of SFSB, Inc. and Slavie Federal Savings Bank, is included in the Outstanding Equity Awards Table below.

Pursuant to our Director Compensation Policy, each director of the Bank, including employee directors (Messrs. Logan and Wagner), receive $700 for each regular meeting and the Board of Directors’ meeting held on the same date as the Annual Meeting of Stockholders, $75 for each quarterly meeting and an amount determined by the Board of Directors for special meetings. All directors are also eligible for an annual bonus, which is awarded at the discretion of the Board of Directors. In addition, each non-employee director is paid $200 for the first hour of each committee meeting attended and $50 for each additional half-hour, with a $700 maximum fee per committee meeting. Members of the Loan Committee also receive a monthly fee of $50. Directors are paid for two excused absences from board and committee meetings. Directors are only paid for additional absences if the absence is for a medical reason. The Board of Directors or the Compensation Committee of the Board of Directors of the Bank may also authorize discretionary payments to one or more directors or the entire Board of Directors as a result of outstanding service. Also, all directors of SFSB, Inc. and the Bank are entitled to reimbursement for reasonable expenses incurred on behalf of SFSB, Inc. and the Bank. During 2006, the Bank paid each director $700 for each special meeting. The Bank did not pay an annual bonus to the directors for the year ended December 31, 2006.

The Director Compensation Policy provides that unless and until SFSB, Inc. becomes actively involved in additional businesses other than owning all the capital stock of the Bank, no separate cash compensation will be paid to the directors of SFSB, Inc. in addition to that paid to them by the Bank in their capacities as directors of the Bank. SFSB, Inc. may determine in the future that such separate cash compensation is appropriate.

The Director Compensation Policy provides that the policy may be changed from time to time.

It is anticipated that directors of the Bank will receive during 2007 the same cash compensation as received in 2006. We reserve the right to change these amounts during 2007.

EXECUTIVE COMPENSATION

The following table sets forth, for the year ended December 31, 2006, the compensation paid the Bank to its president and chief executive officer, its chief financial officer and other executive officers of the Bank who received total compensation in excess of $100,000 in 2006.

Summary Compensation Table

Name And Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total

Philip E. Logan, Chairman, President and Chief Executive Officer	2006	$121,000	$31,111	$14,752	$19,686	$186,549

Charles E. Wagner, Jr., Executive Vice President, Chief Lending Officer and Secretary	2006	$84,000	$23,414	$11,062	$23,927	$142,403

Sophie T. Wittelsberger, Vice President and Chief Financial Officer	2006	$69,000	$15,550	$7,374	$1,234	$93,158

(1)
Includes the cost of 11,664, 8,748 and 5,832 shares of all restricted stock granted to Messrs. Logan and Wagner, and Mrs. Wittelsberger, respectively, on August 23, 2005, based on a per share value of $9.40, the closing price of SFSB, Inc.’s common stock on the date of grant. The restricted stock awards vest in five equal annual installments commencing one year from the date of grant, so as of December 31, 2006, one fifth of the restricted stock awards had vested. Dividends, if any, will be paid on the restricted stock. It also includes the cost of 950, 721 and 474 shares of allocated shares provided under the Slavie Federal Savings Bank Employee Stock Ownership Plan granted to Messrs. Logan and Wagner, and Mrs. Wittelsberger, respectively, based on a per share value of $9.60, the closing price of SFSB, Inc.’s common stock on December 29, 2006, the last day the common stock was traded during 2006.

(2)
Represents the cost of 29,161, 21,870 and 14,580 options to purchase common stock granted to Messrs. Logan and Wagner, and Mrs. Wittelsberger, respectively, on August 1, 2005. Based on a per share value of $2.53, using the Black-Scholes Option Pricing model with the following assumptions: dividend yield 0%, risk-free interest rate of 4.22%, and expected lives of 7 years. The assumption for the expected volatility was 11.42%. The stock options become exercisable in five equal installments commencing one year from the date of grant, which for all options shown was August 1, 2005.

(3)
Amounts disclosed include director fees of $18,625 for Messrs. Logan and Wagner and $3,975 for service rendered as secretary of SFSB, Inc. and the Bank for Mr. Wagner. Also includes matching funds under the Bank’s 401(k) plan of $650, $813 and $811 for Messrs. Logan and Wagner, and Mrs. Wittelsberger, respectively, and term life insurance premiums paid by the Bank of $411, $515 and $423 for Messrs. Logan and Wagner, and Mrs. Wittelsberger, respectively.

Employment Agreements

The Bank entered into employment agreements dated December 30, 2004 with each of Philip E. Logan, Charles E. Wagner, Jr. and Sophie T. Wittelsberger, which were amended effective January 1, 2006. Mrs. Wittelsberger’s employment agreement was also amended on June 7, 2005.

Mr. Logan’s employment agreement provides that he will serve as the President and Chief Executive Officer of Slavie Federal Savings Bank. The term of the agreement initially was two years; however, commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors or a committee of disinterested directors will conduct an annual review of Mr. Logan’s performance for purposes of determining whether to extend the agreement an additional year such that the remaining term of the agreement shall again be two years. If the directors do not extend the agreement, then Mr. Logan’s employment agreement will terminate at the end of one year following such anniversary date. Mr. Logan’s employment also will terminate upon the events described below.

During December 2006, the directors elected not to renew Mr. Logan’s employment agreement and to allow it to lapse by its terms. Therefore, Mr. Logan’s employment agreement will terminate in December 2007. The Compensation Committee’s decision not to approve a one year extension of Mr. Logan’s employment agreement was based solely on its analysis of the value of such an agreement to the Company’s stockholders as opposed to being a reflection of Mr. Logan’s performance. Beginning January 1, 2008, Mr. Logan will be employed on an at-will basis and either Mr. Logan or the Bank may terminate the employer-employee relationship at any time thereafter.

The agreement provided for an initial annual base salary of $110,000, subject to annual increases as may be determined by the Board of Directors. In January 2006, the Compensation Committee increased Mr. Logan’s annual salary, effective January 1, 2006, to $121,000 per year; Mr. Logan’s salary was not increased for 2007. Mr. Logan is also eligible to receive an annual bonus as determined by the Compensation Committee. Mr. Logan did not receive a bonus for 2006. The agreement also provides that Mr. Logan will be compensated for his attendance at board meetings at the same rate as other board members.

The agreement may be terminated by the Bank upon Mr. Logan’s death or permanent disability, by Mr. Logan upon his permanent disability, or by mutual written agreement. In addition, Mr. Logan may terminate the agreement for good reason as described in the agreement, or without good reason upon 60 days prior written notice. The Bank may terminate the agreement for cause as described in the agreement or without cause upon 60 days prior written notice to Mr. Logan.

If Mr. Logan terminates the agreement for good reason, or if the Bank terminates Mr. Logan’s employment without cause, Mr. Logan will receive severance pay for the remainder of the term as defined in the agreement equal to Mr. Logan’s current base salary. In addition, the Bank will continue to maintain Mr. Logan’s health insurance coverage for the remainder of the term of the agreement.

If Mr. Logan is terminated without cause or terminates his employment for good reason in connection with or after a change in control, he is entitled, instead of the severance payment described above, to a single payment equal to 2.99 times his average annual compensation over the prior five years.

Pursuant to the employment agreement, a “change in control” will occur if:

•
any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of either the Bank or SFSB, Inc., if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote 25% or more of any class of voting securities of the Bank or SFSB, Inc., as the case may be;

•
within any twelve-month period the persons who were directors of either the Bank or SFSB, Inc. immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

•
the stockholders of either the Bank or SFSB, Inc. approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of either the Bank or SFSB, Inc., as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

•	all or substantially all of the assets of the Bank or SFSB, Inc. are sold, transferred or assigned to any third party.

Mr. Wagner’s employment agreement provides that he will serve as the Executive Vice President and Chief Lending Officer of the Bank. The agreement provided for an initial annual base salary of $77,000, subject to annual increases as may be determined by the Board of Directors. In January 2006, the Compensation Committee increased Mr. Wagner’s annual salary, effective January 1, 2006, to $84,000 per year; Mr. Wagner’s salary was not increased for 2007. Mr. Wagner is also eligible to receive an annual bonus as determined by the Compensation Committee. Mr. Wagner did not receive a bonus for 2006. The agreement also provides that Mr. Wagner will be compensated for his attendance at board meetings at the same rate as other board members.

All of the other terms of Mr. Wagner’s employment agreement are identical to those of Mr. Logan’s employment agreement, except, if Mr. Wagner is terminated without cause or terminates his employment for good reason in connection with or after a change in control, he is entitled to a single payment equal to 2.50 times his average annual compensation over the prior five years. During December 2006, the directors elected not to renew Mr. Wagner’s employment agreement and to allow it to lapse by its terms. Therefore, Mr. Wagner’s employment agreement will terminate in December 2007. The Compensation Committee’s decision not to approve a one year extension of Mr. Wagner’s employment agreement was based solely on its analysis of the value of such an agreement to the Company’s stockholders as opposed to being a reflection of Mr. Wagner’s performance. Beginning January 1, 2008, Mr. Wagner will be employed on an at-will basis and either Mr. Wagner or the Bank may terminate the employer-employee relationship at any time thereafter.

Mrs. Wittelsberger’s employment agreement provides that she will serve as a Vice President and the Chief Financial Officer of the Bank. The agreement provides for an initial annual base salary of $60,000, subject to annual increases as may be determined by the Board of Directors. In January 2006, the Compensation Committee increased Mrs. Wittelsberger’s annual salary, effective January 1, 2006, to $69,000 per year; Mrs. Wittelsberger’s salary was not increased for 2007. Mrs. Wittelsberger is also eligible to receive an annual bonus as determined by the Compensation Committee. Mrs. Wittelsberger did not receive a bonus for 2006. All of the other terms of Mrs. Wittelsberger’s employment agreement are identical to those of Mr. Logan’s employment agreement, except, if Mrs. Wittelsberger is terminated without cause or terminates her employment for good reason in connection with or after a change of control, she is entitled to a single payment equal to 2.00 times her average annual compensation over the prior five years. During December 2006, the directors elected not to renew Mrs. Wittelsberger’s employment agreement and to allow it to lapse by its terms. Therefore, Mrs. Wittelsberger’s employment agreement will terminate in December 2007. The Compensation Committee’s decision not to approve a one year extension of Mrs. Wittelsberger’s employment agreement was based solely on its analysis of the value of such an agreement to the Company’s stockholders as opposed to being a reflection of Mrs. Wittelsberger’s performance. Beginning January 1, 2008, Mrs. Wittelsberger will be employed on an at-will basis and either Mrs. Wittelsberger or the Bank may terminate the employer-employee relationship at any time thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about unexercised options and stock awards that have not vested outstanding as of December 31, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested
Philip E. Logan	5,832	23,329	$9.15	8/1/2015	9,332	$89,587
Charles E. Wagner, Jr.	4,374	17,496	$9.15	8/1/2015	6,999	$67,190
Sophie T. Wittelsberger	2,916	11,664	$9.15	8/1/2015	4,666	$44,794

(1)	Options become exercisable in five equal installments commencing one year from the date of grant, which for all options shown was August 1, 2005.
(2)	Awards vest in five equal installments commencing one year from the date of grant, which for all awards shown was August 23, 2005.

Employee Stock Ownership Plan

As part of the reorganization to a federally chartered stock savings bank, the Bank established an Employee Stock Ownership Plan (“ESOP”) for its employees. Employees who are at least 21 years of age with at least one year of employment with Slavie Federal Savings Bank are eligible to participate. The employee stock ownership plan trust borrowed $1,166,300 from SFSB, Inc. and used those funds to purchase 116,630 shares of common stock of SFSB, Inc. Collateral for the loan is the common stock purchased by the employee stock ownership plan.

Pursuant to the loan documents, the loan will be repaid principally from the Bank’s discretionary contributions to the ESOP with twenty equal annual installments of $58,315 through 2024, bearing interest at the Wall Street Journal prime rate adjusted monthly. Interest is computed on an annual basis. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments.

The shares of common stock purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants. Such allocation are based on the ratio of the compensation earned by the employee while a plan participant in the year of allocation to the total compensation earned by all employees while plan participants in the year of allocation. Participants in the plan are not vested in any amount in their accounts before they have completed five years of service. Upon the completion of five years of service, the account balance of participants within the plan becomes 100% vested. Credit is given for years of service with the Bank’s mutual predecessor prior to the adoption of the ESOP. A participant’s interest in his account under the plan also fully vests in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the ESOP). Vested benefits are payable in the form of common stock and/or cash at SFSB, Inc.’s option.

The Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the ESOP cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control (as defined in the ESOP), the ESOP will terminate and participants will become fully vested in their account balance, which will be paid to them.

Messrs. Drechsler, Logan and Wise serve as trustees of the ESOP. Under the ESOP, the trustees generally must vote all shares allocated to the participants’ accounts in accordance with the instructions of the participants. Unallocated shares and allocated shares for which the participants do not give voting instructions are generally voted by the trustees. Voting with respect to allocated and unallocated shares is subject to the requirements of applicable law and the fiduciary duties of the trustees.

The employee stock ownership plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor.

Information Regarding Executive Officers Who are Not Directors and Key Employees

Executive Officers

Sophie T. Wittelsberger, 47, is a Vice President and the Chief Financial Officer of Slavie Federal Savings Bank. She has served as a Vice President since January 2001 and as Chief Financial Officer since June 2005. Mrs. Wittelsberger joined Slavie Federal Savings Bank in June 1997 as the Controller.

Key Employees

Gary E. Barnoff, 53, is a Vice President - Branch Operations and Business Development at Slavie Federal Savings Bank.  He has served in that capacity since October 2005 when Mr. Barnoff joined Slavie Federal Savings Bank.  From July 2003 to October 2005, Mr. Barnoff served as Assistant Vice President for Mercantile County Bank.  Mr. Barnoff served as Director of Development for The Boys & Girls Clubs of Harford County from August 1999 to July 2003.  From January 1996 to January 2000, Mr. Barnoff was President and Owner of Hawk Specialties, an advertising specialty/promotional products company.  Prior to that Mr. Barnoff served as Vice President - Regional Sales Manager for First Union National Bank through acquisitions of First Fidelity Bank and Bank of Baltimore from September 1974 to January 1996.

Michael Tagg, 44, is a Vice President - Commercial Lending at Slavie Federal Savings Bank.  He has served in that capacity since February 2007 when Mr. Tagg joined Slavie Federal Savings Bank.   From December 1992 to January 2007, Mr. Tagg served as Assistant Vice President - Loan Originations and Community Reinvestment Officer for Valley Bank of Maryland.  Prior to that Mr. Tagg was a Banking Center Manager for Loyola Federal Savings Bank.

The officers of SFSB, Inc. and Slavie Federal Savings Bank are elected annually by the respective Boards of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, SFSB, Inc.’s directors and executive officers and persons holding more than ten percent of its outstanding shares of common stock are required to report their ownership and changes in such ownership to the Securities and Exchange Commission and SFSB, Inc. Based solely on its review of the copies of such reports, SFSB, Inc. believes that, for the year ended December 31, 2006, all Section 16(a) filing requirements applicable to SFSB, Inc.’s officers, directors and greater than ten percent shareholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, Slavie Federal Savings Bank makes loans available to its directors and officers. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable loans to unrelated borrowers. Federal regulations permit Slavie Federal Savings Bank to make loans to executive officers and directors at reduced rates or different terms than those offered to the general public if the loan is made under a program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Currently, Slavie Federal Savings Bank does not have a special loan program for employees.

Loans made to directors or executive officers must be approved by a majority of disinterested members of the loan committee and ratified by a majority of disinterested members of the Board of Directors of the Bank. Management believes that the loans to directors and officers neither involve more than the normal risk of collectibility nor present other unfavorable features. As of December 31, 2006, there were a total of twelve loans to directors and officers with a total balance of $1,242,000.

Since August 2003, Mr. Brown has provided Slavie Federal Savings Bank with real estate consulting services. Mr. Drechsler currently serves as the Bank’s general counsel through Kearney, Drechsler & Awalt, LLC, of which Mr. Drechsler is a 33% owner. Through other firms, Mr. Drechsler has served as the Bank’s general counsel since 2000. During 2006, the Bank’s payments to Mr. Brown and Mr. Drechsler’s law firm did not exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last three completed fiscal years.

Through Universal Title, LLC, Mr. Drechsler also provides settlement related services to the Bank’s borrowers in connection with loans originated by the Bank. In those circumstances, Universal Title, LLC is compensated by the borrower. For the year ended December 31, 2006, amounts paid by borrowers to Universal Title, LLC for those services did not exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last three completed fiscal years.

Our Board of Directors does not believe that our transactions with Mr. Brown or Mr. Drechsler are material to our operations. Our Board of Directors also believes that the terms of these transactions are no less favorable to the Bank or SFSB, Inc. than those that could be obtained from unaffiliated third parties.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Beard Miller Company LLP as SFSB, Inc.’s independent public accountants for 2007, subject to ratification by the stockholders. Beard Miller Company LLP has served as Slavie Federal Savings Bank’s independent public accountants since 2003 and is considered by the Audit Committee and management to be well qualified. No qualified opinions have been issued during such engagement.

A representative of Beard Miller Company LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

A majority of votes cast at the meeting is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Beard Miller Company LLP as independent public accountants for 2007.

AUDIT COMMITTEE REPORT

The Audit Committee has (1) reviewed and discussed SFSB, Inc.’s audited financial statements with SFSB, Inc.’s management and representatives of Beard Miller Company LLP, the independent auditors; (2) discussed with Beard Miller Company LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Beard Miller Company LLP the independence of Beard Miller Company LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in SFSB, Inc.’s Annual Report on Form 10-KSB for the last fiscal year.

Audit Committee:

By:	Robert M. Stahl, Chairman James D. Wise

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Beard Miller Company LLP for the audit of SFSB, Inc.’s annual consolidated financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by Beard Miller Company LLP during those periods.

	Year Ended
	December 31
	2006	2005

Audit Fees(1)	$53,200	$55,200
Audit Related Fees(2)	-	-
Tax Fees(3)	5,800	5,400
All Other Fees	-	-
Total	$59,000	$60,600

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the SFSB, Inc.’s consolidated (or Slavie Federal Savings Bank’s) annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Beard Miller Company LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees would normally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SFSB, Inc.’s consolidated (or Slavie Federal Savings Bank’s) financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Before the accountant is engaged by SFSB, Inc. or the Bank to render any audit or non-audit services, the engagement is approved by SFSB, Inc.’s audit committee.

SHAREHOLDER COMMUNICATIONS

If you would like to contact SFSB, Inc.’s Board of Directors, including a committee of the Board of Directors, you may send an email to c.wagner@slavie.com, or write to the following address:

Board of Directors
c/o Corporate Secretary
SFSB, Inc.
1614 Churchville Road
Bel Air, Maryland 21015

The Secretary will compile all communications and submit them to the Board of Directors or the individual Directors on a periodic basis. Communications may be made anonymously and/or confidentially.

SHAREHOLDER PROPOSALS

In order to be included in the proxy materials for SFSB, Inc.’s 2008 Annual Meeting, shareholder proposals submitted to SFSB, Inc. in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at SFSB, Inc.’s corporate offices on or before December 18, 2007. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of SFSB, Inc. by Certified Mail—Return Receipt Requested.

In addition to any other applicable requirements, for nominations for election to the Board of Directors outside of the procedures established in the charter of the Nominating Committee of SFSB, Inc. and even if the proposal is not to be included in the proxy statement, pursuant to SFSB, Inc.’s bylaws, the shareholder must give notice in writing to the Secretary of SFSB, Inc. at least 15 days prior to the date of the annual meeting. For the 2007 annual meeting, such notice must be received by the Secretary of SFSB, Inc. by May 2, 2007.

Pursuant to SFSB, Inc.’s bylaws, stockholder proposals at the annual meeting (other than nominations), even if the proposal is not to be included in the proxy statement, will only be considered at the annual meeting if the stockholder submits notice of the proposal to the Secretary of SFSB, Inc. at least five days prior to the date of the annual meeting. The notice must contain (a) a brief description of the proposal desired to be brought before the annual meeting, and (b) the business, as well as the name and address of such stockholder and the class and number of shares which are owned of record by such stockholder. For the 2007 annual meeting, such notice must be received by the Secretary of SFSB, Inc. by May 12, 2007.

ANNUAL REPORT

A copy of SFSB, Inc.'s annual report filed with the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2006, including financial statements and the schedules thereto, will be furnished by management to any beneficial owner of its securities without charge upon receipt of a written request from such person. Requests in writing should be directed to SFSB, Inc. c/o Corporate Secretary, 1614 Churchville Road, Bel Air, Maryland 21015. Each request must set forth a good faith representation that, as of April 6, 2007, the record date for the Annual Meeting, the person making the request was a beneficial owner of securities entitled to vote at such meeting.

OTHER BUSINESS

The management of the SFSB, Inc. does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interest of SFSB, Inc.

By order of the Board of Directors

April 16, 2007	Philip E. Logan, President,
Chief Executive Officer and Chairman of the Board

SFSB, Inc.

1614 Churchville Road
Bel Air, Maryland 21015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the two (2) Class C nominees for director, and "FOR" the ratification of the appointment of Beard Miller Company LLP.
If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissible, by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy statement and Annual Report.

VOTER CONTROL NUMBER
ABOVE NAME HERE

Signature ______________________

Signature ______________________

Date ______________________, 2007

Please sign exactly as name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

SFSB, Inc.

If you personally plan to attend the Annual Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2007 Annual Meeting. ☐

REVOCABLE PROXY - SFSB, Inc.

Annual Meeting of Stockholders, May 17, 2007

The undersigned stockholder(s) of SFSB, Inc. (the "Company"), does (do) hereby constitute and appoint Robert M. Stahl IV and/or J. Benson Brown, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Slavie Federal Savings Bank's Community Room, 1614 Churchville Road, Bel Air, Maryland 21015, on May 17, 2007 at 4:00 p.m. and at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or may do if personally present, as set forth below. **PLEASE MARK VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.**

1. The election of two (2) Class C directors of the Company's Board of Directors to serve until the annual meeting of stockholders in 2010.

	FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT
01 Thomas J. Drechsler 02 Charles E. Wagner, Jr.	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

____

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote **FOR** each of its nominees for director and **FOR** the ratification of the appointment of Beard Miller Company LLP.

IMPORTANT: Please vote, date and sign this proxy and return it in the enclosed postage prepaid envelope. Prompt return of your proxy will assure that your vote will be counted if you are unable to attend the Annual Meeting, but will not prevent you from voting in person.

PLEASE LIST
NAMES OF PERSONS ATTENDING

____

____

____

____